
                                                               Exhibit (e)(1)(d)

                                  SCHEDULE A-3

                      EATON VANCE SPECIAL INVESTMENT TRUST
                             DISTRIBUTION AGREEMENT
                          EFFECTIVE: FEBRUARY 22, 1999

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

Name of Fund Adopting this Agreement                    Prior Agreements Relating to Class B and/or Class C Assets
------------------------------------                    ----------------------------------------------------------

Eaton Vance Institutional Emerging Markets Fund         N/A